Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Greg Swyt
Headgate Partners LLC	Vice President, Finance
530.265.9899	408.545.6146
claire@headgatepartners.com	gswyt@nanometrics.com

Nanometrics Reports Second Quarter 2018 Financial Results

Record Revenues and Earnings; Strong Outlook Continues for FY 2018

MILPITAS, Calif., July 31, 2018 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its second quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

•

Record Revenue and Earnings.  The positive business environment for memory capital spending, as well as the company’s strong positions with key customers in the memory market, drove revenues to a new quarterly record of $88.6 million, up 8% from the first quarter, and up 38% from the second quarter of 2017. With gross margins continuing to deliver ahead of our financial model targets, and further improvements made to our tax rate, earnings per share also set a new quarterly record.

•

Continued Strong Adoption of Atlas® III. The company’s flagship automated optical critical dimension (“OCD”) system, the Atlas III, was qualified for high-volume manufacturing at a fifth leading 3D-NAND customer during the second quarter. With this qualification, the Atlas III has now been adopted into volume production at each of the five major 3D-NAND manufacturers, and at both of the largest DRAM manufacturers. Demonstrating the Atlas III’s market leadership for OCD metrology for three-dimensional device structures, the company celebrated its 100th Atlas III shipment earlier this month.

•

Strong Free Cash Flow Generation. The second quarter was another strong period of free cash flow generation, following record cash flow performance in the first quarter. Year-to-date, the company has reported $59.0 million in cash flow from operating activities, and after capital expenditures of $1.8 million, generated first-half 2018 free cash flow of $57.2 million, or 33% of first-half revenues. Total cash, cash equivalents and marketable securities increased $24.8 million in the second quarter, to a record $148.7 million at quarter-end.

GAAP Results
	Q2 2018	Q1 2018	Q2 2017
Revenues (Millions)	$88.6	$82.3	$64.4
Gross Margin	57.4%	57.7%	52.2%
Operating Margin	23.5%	25.0%	16.5%
Net Income (Millions)	$17.7	$16.4	$8.3
Earnings per Diluted Share	$0.72	$0.67	$0.32

Non-GAAP Results
	Q2 2018	Q1 2018	Q2 2017
Gross Margin	57.5%	57.8%	52.4%
Operating Margin	24.2%	25.6%	17.2%
Net Income (Millions)	$17.4	$16.5	$7.8
Earnings per Diluted Share	$0.71	$0.67	$0.30

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, severance costs, executive transition and search costs and certain discrete tax items.

“We are very pleased to report new quarterly records for both revenue and earnings per share in the second quarter,” commented Dr. Pierre-Yves Lesaicherre, president and chief executive officer of Nanometrics. “Our financial results reflect the first-half strength in memory capital spending, our gains in market share, and the demonstrable progress the company is making toward our financial model targets. Customer demand from both the NAND and DRAM market segments was very strong throughout the first half, and, as expected, will be lower in the second half. While we have seen some shifts in demand – both between NAND and DRAM, and among our key customers – our outlook for strong year-over-year growth in 2018 is consistent with our prior forecast.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

“With Nanometrics’ revenue growth expected to outperform the overall increase in industry spending this year, our company has been scaling to support a much higher level of business. Our continued strong gross margin performance has enabled us to increase our investments in R&D and our global sales organization to support higher levels of revenue, while delivering strong profits and cash flows.” Dr. Lesaicherre concluded, “With our current visibility, we continue to forecast 2018 revenue growth of at least 20% year-over-year.  We remain confident that 2018 will be our fifth straight year of double-digit revenue growth, with expanding gross and operating margins, increased earnings per share, and significant free cash flow generation.”

Second Quarter 2018 Summary

Revenues for the second quarter of 2018 were $88.6 million, up 8% from $82.3 million in the first quarter of 2018, and up 38% from $64.4 million in the second quarter of 2017.  On a GAAP basis, gross margin was 57.4%, compared to 57.7% in the prior quarter and 52.2% in the year-ago period.  Total operating expenses were $30.1 million, compared to $27.0 million in the prior quarter and $23.0 million in the year-ago period. Operating income was $20.8 million, compared to $20.6 million in the prior quarter and $10.7 million in the year-ago period.  Net income was $17.7 million or $0.72 per diluted share, compared to $16.4 million or $0.67 per diluted share in the prior quarter and $8.3 million or $0.32 per diluted share in the second quarter of 2017.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and severance included in cost of revenues, gross margin was 57.5%, compared to 57.8% in the prior quarter and 52.4% in the year-ago period.  Gross margin continued to benefit from a strong contribution of high-margin upgrades in both the first and second quarters, while the first quarter gross margin also benefited from a non-recurring favorable accrual adjustment. Non-GAAP operating expenses exclude severance and executive search and transition costs, and were $29.5 million, up from $26.5 million in the first quarter primarily due to higher R&D project spending, investments in the global sales organization, and increased accruals for variable compensation due to the increased level of profitability. Non-GAAP operating income was $21.4 million, compared to $21.0 million in the prior quarter and $11.1 million in the second quarter of 2017. Non-GAAP net income also adjusts for certain discrete tax items and the tax effect of non-GAAP adjustments and was $17.4 million or $0.71 per diluted share, reflecting a non-GAAP tax rate of 18%. This compares to non-GAAP net income of $16.5 million or $0.67 per diluted share in the prior quarter and $7.8 million or $0.30 per diluted share in the second quarter of 2017.

Business Outlook

Management expects third quarter 2018 revenues in the range of $70 to $78 million and gross margin is expected to be approximately 57%, plus or minus 1%, on both a GAAP and non-GAAP basis. Management expects third-quarter operating expenses of approximately $29 million, plus or minus $0.5 million, on both a GAAP and non-GAAP basis, and earnings in the range of $0.36 to $0.52 per diluted share on both a GAAP and non-GAAP basis. The earnings per share expectations reflect an improved tax rate of 19% to 20%, compared to the 22% to 23% rate provided previously.

Conference Call Details

A conference call to discuss second quarter 2018 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 3279607. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, severance costs, executive transition and search costs, and certain discrete tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on Nasdaq Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Lesaicherre’s quote, under the caption “Business Outlook,” and elsewhere regarding expected future financial performance, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; slowing adoption rate of Nanometrics’ new product; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 30, 2017, as filed with the Securities and Exchange Commission on February 26, 2018 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$86,201	$34,899
Marketable securities	62,501	82,130
Accounts receivable, net	54,623	62,457
Inventories	54,238	52,860
Inventories-delivered systems	1,855	1,534
Prepaid expenses and other	9,851	6,234
Total current assets	269,269	240,114

Property, plant and equipment, net	43,050	44,810
Goodwill	10,611	10,232
Intangible assets, net	4,136	2,206
Deferred income tax assets	7,405	11,924
Other assets	332	413
Total assets	$334,803	$309,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,976	$13,857
Accrued payroll and related expenses	13,457	12,901
Deferred revenue	8,962	7,408
Other current liabilities	8,508	7,249
Income taxes payable	3,133	2,680
Total current liabilities	53,036	44,095

Deferred revenue	1,649	1,661
Income taxes payable	943	860
Deferred tax liabilities	179	179
Other long-term liabilities	512	521
Total liabilities	56,319	47,316

Stockholders’ equity:
Common stock	24	26
Additional paid-in capital	237,378	255,368
Retained earnings	43,811	9,113
Accumulated other comprehensive income (loss)	(2,729)	(2,124)
Total stockholders’ equity	278,484	262,383
Total liabilities and stockholders’ equity	$334,803	$309,699

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Net revenues:
Products	$76,704	$53,576	$147,723	$101,751
Service	11,900	10,851	23,194	21,990
Total net revenues	88,604	64,427	170,917	123,741

Costs of net revenues:
Cost of products	31,235	25,337	59,828	50,815
Cost of service	6,443	5,417	12,597	10,754
Amortization of intangible assets	35	52	70	104
Total costs of net revenues	37,713	30,806	72,495	61,673
Gross profit	50,891	33,621	98,422	62,068

Operating expenses:
Research and development	12,491	9,139	22,693	17,833
Selling	10,151	7,239	19,175	15,177
General and administrative	7,465	6,591	15,206	12,898
Amortization of intangible assets	-	-	-	-
Total operating expenses	30,107	22,969	57,074	45,908
Income from operations	20,784	10,652	41,348	16,160

Other income (expense):
Interest income	1	3	4	4
Interest expense	(49)	(19)	(145)	(59)
Other income, net	(166)	274	186	271
Total other income (expense), net	(214)	258	45	216

Income before income taxes	20,570	10,910	41,393	16,376
Provision for income taxes	2,895	2,622	7,337	2,736
Net income	$17,675	$8,288	$34,056	$13,640

Net income per share:
Basic	$0.74	$0.33	$1.42	$0.54
Diluted	$0.72	$0.32	$1.39	$0.53

Shares used in per share calculation:
Basic	23,953	25,307	24,008	25,220
Diluted	24,442	25,906	24,463	25,880

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net income	$34,056	$13,640
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	3,326	3,552
Stock-based compensation	5,017	4,327
Loss on disposal of fixed assets	51	98
Inventory write down	269	1,015
Deferred income taxes	4,320	798
Changes in assets and liabilities:
Accounts receivable	7,193	(4,720)
Inventories	(1,722)	(10,090)
Inventories-delivered systems	(322)	783
Prepaid expenses and other	(3,422)	(947)
Accounts payable, accrued and other liabilities	7,204	(521)
Deferred revenue	2,464	1,837
Income taxes payable	537	486
Net cash provided by operating activities	58,971	10,258

Cash flows from investing activities:
Payment for acquisition of certain assets	(2,000)	(2,000)
Sales of marketable securities	18,507	27,391
Maturities of marketable securities	17,345	40,923
Purchases of marketable securities	(16,320)	(78,787)
Purchase of property, plant and equipment	(1,761)	(1,536)
Net cash provided by (used in) investing activities	15,771	(14,009)

Cash flows from financing activities:
Proceeds from sale of shares under employee stock option and purchase plans	2,709	2,865
Taxes paid on net issuance of stock awards	(2,731)	(3,392)
Repurchases of common stock under share repurchase plans	(22,987)	-
Net cash (used in) financing activities	(23,009)	(527)
Effect of exchange rate changes on cash and cash equivalents	(432)	(430)
Net increase in cash and cash equivalents	51,302	(4,708)
Cash and cash equivalents, beginning of period	34,899	47,062
Cash and cash equivalents, end of period	$86,201	$42,354

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2018		March 31, 2018		July 1, 2017
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$50,891	57.4%	$47,531	57.7%	$33,621	52.2%
Non-GAAP adjustments:
Severance included in cost of revenues	21	0.0%	-	0.0%	53	0.1%
Amortization of intangible assets	35	0.0%	35	0.0%	52	0.1%
Non-GAAP gross profit and gross margin, respectively	$50,947	57.5%	$47,566	57.8%	$33,726	52.4%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$20,784	23.5%	$20,564	25.0%	$10,652	16.5%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	35	0.0%	35	0.0%	52	0.1%
Severance included in cost of revenues	21	0.0%	-	0.0%	53	0.1%
Severance included in operating expenses	339	0.4%	-	0.0%	120	0.2%
Executive transition costs	236	0.3%	376	0.4%	-	0.0%
Executive search costs	-	0.0%	46	0.0%	230	0.4%
Total non-GAAP adjustments to operating income	631	0.7%	457	0.6%	455	0.7%
Non-GAAP operating income and operating margin, respectively	$21,415	24.2%	$21,021	25.6%	$11,107	17.2%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$17,675		$16,381		$8,288
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	631		457		455
Discrete tax items and tax effect of non-GAAP adjustments	(912)		(344)		(948)
Tax Reform	-		-		-
Non-GAAP net income	$17,394		$16,494		$7,795

GAAP net income per diluted share	$0.72		$0.67		$0.32

Non-GAAP net income per diluted share	$0.71		$0.67		$0.30

Shares used in diluted net income per share calculation	24,442		24,483		25,906

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$26,257	$32,714	$7,183
Purchase of property and equipment	(442)	(1,319)	(1,489)
Free cash flow	$25,815	$31,395	$5,694

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